             Certification Pursuant to 18 U.S.C. Section 1350,
                          As Adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: Special Money Market Fund, Inc.

    In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date: August 26, 2003                  /s/ Judy A. Rice
      ---------------                  -------------------------
                                       Judy A. Rice
                                       President and Principal
                                       Executive Officer


Date: August 26, 2003                  /s/ Grace C. Torres
      ---------------                  -------------------------
                                       Grace C. Torres
                                       Treasurer and Principal Financial
                                       Officer